HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                 April 28, 2000

PFPC Trust Company
8800 Tinnicum Boulevard, 2nd Floor
Philadelphia, Pennsylvania 19153

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Agreement between the Trust and PNC Bank, N.A. ("PNC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC Trust Company ("PFPC-TC"), PNC Bank, N.A. and the Trust dated February 18, 1999; (each an "Agreement," and collectively, the "Agreements").

         This writing is to provide notice of the addition of five series under the Trust: Harris Insight Equity Fund, Harris Insight Short/Intermediate Bond Fund, Harris Insight Money Market Fund, Harris Insight Tax-Exempt Money Market Fund, and Harris Insight Government Money Market Fund (each a "New Portfolio" and together, the "New Portfolios"). Each New Portfolio is to be considered a Fund under each Agreement or to Exhibit A to the Agreements, if applicable, and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. PFPC-TC shall be compensated for services rendered under each applicable Agreement as is consistent with the particular Agreement or the Fee Letter Agreement dated May 1, 1999, whichever is applicable.

         The Trust requests that you act in the capacity of Custodian with respect to the New Portfolios while continuing to act as Custodian with respect to the Funds named in the Agreements or to Exhibits A to the Agreements, if applicable.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                Sincerely,

                                                Harris Insight Funds Trust

                                                /s/ Philip H. Rinnander
                                                --------------------------
                                                Philip H. Rinnander
                                                President
PFPC TRUST COMPANY
Accepted:/s/ Joseph Gramlich
          -------------------
             Joseph Gramlich
             Senior Vice President


cc:  PNC Bank, N.A.

                                    EXHIBIT A

         This Exhibit A, dated as of April 28, 2000, is Exhibit A to the Custodian Agreement dated February 23, 1996 between Harris Insight Funds Trust and PNC Bank, N.A.


                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund



                                         HARRIS INSIGHT FUNDS TRUST


                                         By:    /s/ Philip H. Rinnander
                                                -----------------------
                                                Philip H. Rinnander
                                         Title: President



                                         PFPC TRUST COMPANY


                                         By:    /s/ Joseph Gramlich
                                                ----------------------
                                                Joseph Gramlich
                                         Title: Senior Vice President